Exhibit 99.1

                                                     NEWS

Charter Reports Fourth Quarter and Full Year 2010
Financial and Operating Results

Actively investing in customer experience and product offerings to optimize infrastructure and enhance growth opportunities

St. Louis, Missouri – March 1, 2011 – Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three months and year ended December 31, 2010.

Key highlights:

•
Compared with the prior year, revenues for the quarter ended December 31, 2010 grew 5.2% on a pro forma 2 basis and 4.3% on an actual basis. Revenues for the year ended December 31, 2010 increased 4.8% on a pro forma 3 basis and 4.5% on an actual basis.

•
Fourth quarter adjusted EBITDA2 grew 8.6% year-over-year on a pro forma basis and 8.1% on an actual basis. Net income attributable to Charter shareholders declined to a loss of $70 million in the fourth quarter of 2010 on a pro forma basis and $85 million on an actual basis. Adjusted EBITDA for 2010 increased to 4.5% on a pro forma basis and 4.3% on an actual basis. Net income attributable to Charter shareholders declined to a loss of $230 million for 2010 on a pro forma basis and $237 million on an actual basis.

•
Total average monthly revenue per basic video customer (ARPU) for the quarter increased 10.3% to $130.28 driven by an increase in bundle penetration, growth in our commercial and ad sales businesses and advanced services.

•
Free cash flow2 for the quarter ended December 31, 2010 was $243 million and cash flows from operating activities were $489 million. For the year ended December 31, 2010, free cash flow was $710 million and cash flows from operating activities were $1.911 billion.

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.
2Adjusted EBITDA and free cash flow are defined in the “Use of Non-GAAP Financial Metrics” section and are reconciled to consolidated net income (loss) and net cash flows from operating activities, respectively, in the addendum of this news release.

•
Charter continued to extend maturities and further balance its maturity profile in January with the issuance of $1.4 billion of 7.0% CCO Holdings, LLC Senior Notes due 2019 with proceeds used to repay borrowings under Charter Communications Operating, LLC’s credit facilities.

“Our improved financial position and generation of free cash flow in 2010 has allowed us to invest in our strategic priorities to improve the customer experience and grow the commercial business,” said Mike Lovett, President and Chief Executive Officer. “We are pleased with the progress we made on those initiatives in 2010 and expect that by the end of 2011 our roll out of switched digital video and DOCSIS 3.0 will be substantially complete.  Our commercial capabilities continue to grow and we are leveraging our network for the next generation of television along with the recent TiVo announcement as a first step to bring an enhanced entertainment experience to our customers.”

Key Operating Results

All of the following customer and ARPU statistics are presented on a pro forma basis. Charter served approximately 12.8 million RGUs as of December 31, 2010, an increase of 325,000 RGUs, or about 2.6%, over the prior year. We added 14,400 RGUs in the fourth quarter of 2010, a reflection of our approach to customer acquisition focusing on the customer lifetime value, relying on the value of our bundled services rather than deep discounting. Approximately 61% of Charter’s residential customers subscribe to a bundle, compared to 57% a year ago. Charter’s ARPU for the fourth quarter of 2010 was $130.28; an increase of 10.3% compared to fourth quarter 2009, primarily as a result of increases in our bundle penetration along with growth in our commercial and ad sales businesses and advanced services.

Fourth quarter 2010 customer highlights included the following:

•
Digital video customers increased by approximately 19,200 and basic video customers decreased by approximately 67,300 during the fourth quarter. Video ARPU was $70.39 for the fourth quarter of 2010, up 5.9% year-over-year as a result of increases in premium revenue and higher digital, high definition and digital video recorder (DVR) penetration.

•	Internet customers grew by approximately 31,700 during the fourth quarter of 2010, reflecting continued consumer demand for superior speeds offered by

Charter compared to DSL. Internet ARPU of $41.72 increased approximately 0.6% compared to the year-ago quarter, reflecting increased penetration of home networking.

•	Fourth quarter 2010 net gains of phone customers were approximately 30,800. Phone penetration reached 16.3% as of December 31, 2010. Phone ARPU of $41.29 decreased approximately 2.9% year-over-year.

As of December 31, 2010, Charter served approximately 5.1 million customers, and the Company’s 12.8 million RGUs were comprised of 4.5 million basic video, 3.4 million digital video, 3.2 million Internet and 1.7 million residential phone customers.

Fourth Quarter Results

Fourth quarter 2010 pro forma revenues were $1.780 billion, up 5.2% compared to the year-ago quarter, as the Company continued to grow its residential, commercial and ad sales businesses. On an actual basis revenues grew 4.3% to $1.784 billion.

Fourth quarter 2010 pro forma video revenues were $910 million, or $913 million on an actual basis, essentially flat with the year-ago quarter, as we saw benefits from premium and advanced services revenue growth along with pricing and fee adjustments offset by a decline in basic video customers. Pro forma Internet revenues were $404 million, up 7.7% year-over-year on a pro forma basis and 7.1% on an actual basis primarily due to a larger customer base. Telephone revenues for the 2010 fourth quarter were $211 million, an 8.2% increase over fourth quarter 2009 on a pro forma and actual basis, as growth in the triple play bundle continues. Commercial service revenues rose to $129 million, a 12.2% pro forma increase year-over-year (11.2% actual increase), reflecting increases in small to medium business (SMB), mid-market and carrier customers. Advertising sales revenues were $85 million for the fourth quarter of 2010, a 25.0% pro forma increase (23.2% actual increase), compared to the fourth quarter of 2009, as we saw increases across all sectors in 2010, especially political and automotive.

Pro forma operating costs and expenses totaled $1.097 billion, an increase of 3.2% compared to the year-ago period (2.1% actual increase), primarily due to expenses related to our investment in the customer experience, scaling the commercial business, and increases in marketing and programming. Programming expenses increased as a result of annual rate increases and were offset by one-time impacts from favorable programming contract negotiations within the quarter.

Adjusted EBITDA on a pro forma basis for the fourth quarter of 2010 totaled $683 million, an increase of 8.6% compared to the year-ago period. Adjusted EBITDA grew 8.1% on an actual basis to $684 million. Pro Forma Adjusted EBITDA margin was 38.4% for the fourth quarter of 2010 compared to 37.2% pro forma adjusted EBITDA margin in the fourth quarter of 2009. Margin improved as a result of the growth in our higher margin Internet and phone businesses, combined with one-time programming benefits, offset by the investments to scale our commercial business for growth.

Charter reported $279 million of income from operations in the fourth quarter of 2010, compared to $977 million in the fourth quarter of 2009. The change in income from operations is primarily a result of the $691 million reduction of a previously recorded non-cash impairment charge in 2009 that did not recur in 2010.

Net loss attributable to Charter shareholders was $85 million in the fourth quarter of 2010, compared to income of $12.718 billion in the fourth quarter of 2009 which included approximately $12.5 billion of gains related to our emergence from bankruptcy and fresh start accounting adjustments. Charter reported net loss per common share of $0.75 in the fourth quarter of 2010.

Expenditures for property, plant and equipment for the fourth quarter of 2010 decreased to $261 million, compared to fourth quarter 2009 expenditures of $315 million, due to the timing of our strategic investments and lower customer connect volume.

Free cash flow for the fourth quarter of 2010 was $243 million, compared to negative free cash flow of $721 million in the same period last year, which included certain payments made upon emergence from bankruptcy. The improvement in free cash flow is primarily due to the elimination of these payments combined with adjusted EBITDA growth and lower interest costs.

Net cash flows from operating activities for the fourth quarter of 2010 were $489 million, compared to negative cash flows of $414 million in the fourth quarter of 2009.

Year to Date Results – Actual

Revenues for the year ended December 31, 2010 were $7.059 billion, up 4.5% year-over-year. Operating costs and expenses totaled $4.460 billion, an increase of 4.6% for the year ended December 31, 2010, compared to the year-ago period. Adjusted EBITDA for the year ended December 31, 2010 totaled $2.599 billion, an increase of 4.3% compared to the year-ago period.

Charter reported $1.024 billion of income from operations for the year ended December 31, 2010, compared to $979 million of loss from operations in 2009, which included $2.163 billion of non-cash franchise impairment charges.

Net loss attributable to Charter shareholders was $237 million for the year ended December 31, 2010, compared to net income of $11.366 billion for the year ended December 31, 2009, which included approximately $11.0 billion of gains related to our emergence from bankruptcy and application of fresh start accounting offset by reorganizational costs and losses from franchise impairment, all net of tax. Charter reported net loss per common share of $2.09 for the year ended December 31, 2010.

Expenditures for property, plant and equipment for the year ended December 31, 2010 were $1.209 billion, compared to $1.134 billion in the same period last year. Charter expects capital spending for 2011 to be between $1.3 billion and $1.4 billion, as we intend to invest in both our video and Internet platforms through deployment of switched digital video (“SDV”) and DOCSIS 3.0 to most of our footprint by year end 2011 and as we continue to invest in growth of our commercial business.

Free cash flow for the year ended December 31, 2010 was $710 million, compared to negative free cash flow of $550 million in the same period last year.

Net cash flows from operating activities for 2010 were $1.911 billion, compared to $594 million in 2009. The increase in cash flows from operating activities is primarily due to reduced cash paid for interest and reorganization costs combined with growth in adjusted EBITDA.

Total principal amount of debt was approximately $12.3 billion as of December 31, 2010. At the end of the fourth quarter, the Company had availability under its revolving credit facility of approximately $1.1 billion.

In January 2011, CCO Holdings and CCO Holdings Capital Corp. issued $1.4 billion in aggregate principal amount of 7.00% senior unsecured notes due 2019. The Company used the net proceeds from the sale of the notes to repay outstanding term loan borrowings under its subsidiary’s credit facilities.

Conference Call

The Company will host a conference call on Tuesday, March 1, 2011 at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at charter.com. The webcast can be accessed by selecting "Investor & News Center" from the lower menu on the home page. The call will be archived in the "Investor & News Center" in the "Financial Information" section on the left beginning two hours after completion of the call. Participants should go to the webcast link no later than 10 minutes prior to the start time to register.

Those participating via telephone should dial 866-726-7983 no later than 10 minutes prior to the call. International participants should dial 706-758-7055. The conference ID code for the call is 37074256.

A replay of the call will be available at 800-642-1687 or 706-645-9291 beginning two hours after the completion of the call through the end of business on March 15, 2011. The conference ID code for the replay is 37074256.

Additional Information Available on Website

A slide presentation to accompany the conference call will be available on the “Investor & News Center” of our website at charter.com in the “Financial Information” section. A trending schedule containing historical customer and financial data can also be found in the “Financial Information” section.

Fresh Start Accounting and Combined Successor and Predecessor Results

For the three months ended December 31, 2009, the accompanying consolidated statements of operations and cash flows contained in the addendum to this release present the results of operations and the sources and uses of cash for (i) the two months ended

November 30, 2009 of the Company (the “Predecessor”) and (ii) the one month ended December 31, 2009 of the Company (the “Successor”). For the twelve months ended December 31, 2010, the accompanying consolidated statements of operations and cash flows contained in the addendum to this release present the results of operations and the sources and uses of cash for (i) the eleven months ended November 30, 2009 of the Company (the “Predecessor”) and (ii) the one month ended December 31, 2009 of the Company (the “Successor”). However, for purposes of this release, we have combined the 2009 year results of operations for the Predecessor and the Successor. We believe the combined results of operations for the three and twelve months ended December 31, 2009 provide management and investors with a more meaningful perspective of our ongoing financial and operational performance and trends than if we did not combine the results of operations of the Predecessor and the Successor in this manner.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, adjusted EBITDA less capital expenditures and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income (loss) or cash flows from operating activities reported in accordance with GAAP.  These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is reconciled to consolidated net income (loss) and free cash flow is reconciled to net cash flows from operating activities in the addendum of this news release.
Adjusted EBITDA is defined as consolidated net loss plus net interest expense, income taxes, depreciation and amortization, reorganization items, impairment charges, gains related to our emergence from bankruptcy and fresh start accounting adjustments, stock compensation expense, loss on extinguishment of debt, and other expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or special items, and is unaffected by the Company’s capital structure or investment activities. Adjusted

EBITDA less capital expenditures is defined as Adjusted EBITDA minus purchases of property, plant and equipment. Adjusted EBITDA and adjusted EBITDA less capital expenditures are used by management and the Company’s Board to evaluate the performance of the Company’s business. For this reason, they are significant components of Charter’s annual incentive compensation program. However, these measures are limited in that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. Management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less purchases of property, plant and equipment and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA and free cash flow provide information useful to investors in assessing Charter’s performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the credit facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA, as presented, includes management fee expenses in the amount of $39 million and $36 million for the three months ended December 31, 2010 and 2009, respectively, and $144 million and $136 million for the years ended December 31, 2010 and 2009, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three and twelve months ended December 31, 2010 and 2009, we have provided pro forma results in this release for the three and twelve months ended December 31, 2010 and 2009. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales of cable systems in 2009 and 2010 as if they occurred as of January 1, 2009. Pro forma statements of operations for the three and twelve months ended December 31, 2010 and 2009; and pro forma customer statistics as of September 30, 2010 and December 31, 2009; are provided in the addendum of this news release.

About Charter

Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

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Contact:

Media:	Analysts:
Anita Lamont	Mary Jo Moehle
314-543-2215	314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC").  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and free cash flow by offering video, high-speed Internet, telephone and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

		Actual Three Months Ended December 31, 2009
	Successor	Successor	Predecessor	Combined
	Actual Three	December 1	October 1	October 1
	Months Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009	% Change

REVENUES:
Video (a)	$913	$306	$608	$914	-0.1%
High-speed Internet	405	127	251	378	7.1%
Telephone (a)	211	65	130	195	8.2%
Commercial	129	39	77	116	11.2%
Advertising sales	85	22	47	69	23.2%
Other (a)	41	13	25	38	7.9%
Total revenues	1,784	572	1,138	1,710	4.3%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	747	246	489	735	1.6%
Selling, general and administrative (excluding stock
compensation expense) (c)	353	115	227	342	3.2%
Operating costs and expenses	1,100	361	716	1,077	2.1%

Adjusted EBITDA	684	211	422	633	8.1%

Adjusted EBITDA margin	38.3%	36.9%	37.1%	37.0%

Depreciation and amortization	390	122	217	339
Impairment of franchises	-	-	(691)	(691)
Stock compensation expense	9	1	3	4
Other operating expenses, net	6	4	-	4

Income from operations	279	84	893	977

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $137 for the two months ended November 30, 2009)	(232)	(68)	(135)	(203)
Gain due to effects of Plan	-	-	6,818	6,818
Gain due to fresh start accounting adjustments	-	-	5,659	5,659
Reorganization items, net	-	(3)	(121)	(124)
Loss on extinguishment of debt	(47)	-	-	-
Other income (expense), net	(1)	(3)	1	(2)
	(280)	(74)	12,222	12,148

Income (loss) before income taxes	(1)	10	13,115	13,125

Income tax expense	(84)	(8)	(93)	(101)

Consolidated net income (loss)	(85)	2	13,022	13,024

Less: Net income - noncontrolling interest	-	-	(306)	(306)

Net income (loss) - Charter shareholders	$(85)	$2	$12,716	$12,718

Earnings (loss) per common share - Charter shareholders:
Basic	$(0.75)	$0.02	$33.55

Diluted	$(0.75)	$0.02	$14.09

Weighted average common shares outstanding, basic	113,308,253	112,078,089	379,080,041

Weighted average common shares outstanding, diluted	113,308,253	114,346,861	902,362,926

(a) Certain prior year amounts have been reclassified to conform with the 2010 presentation, including the reflection of franchise fees, equipment rental and video customer installations revenue as video revenue, and telephone regulatory fees as telephone revenue, rather than other revenue.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 10 of this addendum for the reconciliation of adjusted EBITDA to consolidated net loss as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

		Actual Year Ended December 31, 2009
		Successor	Predecessor	Combined
	Successor	December 1	January 1	January 1
	Actual Year Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009	% Change

REVENUES:
Video (a)	$3,689	$306	$3,380	$3,686	0.1%
High-speed Internet	1,606	127	1,349	1,476	8.8%
Telephone (a)	823	65	685	750	9.7%
Commercial	494	39	407	446	10.8%
Advertising sales	291	22	227	249	16.9%
Other (a)	156	13	135	148	5.4%
Total revenues	7,059	572	6,183	6,755	4.5%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	3,064	246	2,663	2,909	5.3%
Selling, general and administrative (excluding stock
compensation expense) (c)	1,396	115	1,238	1,353	3.2%
Operating costs and expenses	4,460	361	3,901	4,262	4.6%

Adjusted EBITDA	2,599	211	2,282	2,493	4.3%

Adjusted EBITDA margin	36.8%	36.9%	36.9%	36.9%

Depreciation and amortization	1,524	122	1,194	1,316
Impairment of franchises	-	-	2,163	2,163
Stock compensation expense	26	1	26	27
Other operating (income) expenses, net	25	4	(38)	(34)

Income (loss) from operations	1,024	84	(1,063)	(979)

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $558 for the eleven months ended November 30, 2009)	(877)	(68)	(1,020)	(1,088)
Gain due to effects of Plan	-	-	6,818	6,818
Gain due to fresh start accounting adjustments	-	-	5,659	5,659
Reorganization items, net	(6)	(3)	(644)	(647)
Loss on extinguishment of debt	(85)	-	-	-
Other income (expense), net	2	(3)	(2)	(5)
	(966)	(74)	10,811	10,737

Income before income taxes	58	10	9,748	9,758

Income tax benefit (expense)	(295)	(8)	351	343

Consolidated net income (loss)	(237)	2	10,099	10,101

Less: Net loss - noncontrolling interest	-	-	1,265	1,265

Net income (loss) - Charter shareholders	$(237)	$2	$11,364	$11,366

Earnings (loss) per common share - Charter shareholders:
Basic	$(2.09)	$0.02	$30.00

Diluted	$(2.09)	$0.02	$12.61

Weighted average common shares outstanding, basic	113,138,461	112,078,089	378,784,231

Weighted average common shares outstanding, diluted	113,138,461	114,346,861	902,067,116

(a) Certain prior year amounts have been reclassified to conform with the 2010 presentation, including the reflection of franchise fees, equipment rental and video customer installations revenue as video revenue, and telephone regulatory fees as telephone revenue, rather than other revenue.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 11 of this addendum for the reconciliation of adjusted EBITDA to consolidated net loss as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

		Pro Forma Three Months Ended December 31, 2009 (a)
	Successor	Successor	Predecessor	Combined
	Pro Forma Three	December 1	October 1	October 1
	Months Ended	through	through	through
	December 31, 2010 (a)	December 31, 2009	November 30, 2009	December 31, 2009	% Change

REVENUES:
Video (b)	$910	$302	$600	$902	0.9%
High-speed Internet	404	126	249	375	7.7%
Telephone (b)	211	65	130	195	8.2%
Commercial	129	39	76	115	12.2%
Advertising sales	85	21	47	68	25.0%
Other (b)	41	13	24	37	10.8%
Total revenues	1,780	566	1,126	1,692	5.2%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (c)	745	243	482	725	2.8%
Selling, general and administrative (excluding stock
compensation expense) (d)	352	114	224	338	4.1%
Operating costs and expenses	1,097	357	706	1,063	3.2%

Adjusted EBITDA	683	209	420	629	8.6%

Adjusted EBITDA margin	38.4%	36.9%	37.3%	37.2%

Depreciation and amortization	390	122	216	338
Impairment of franchises	-	-	(691)	(691)
Stock compensation expense	9	1	3	4
Other operating expenses, net	3	4	-	4

Income from operations	281	82	892	974

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $137 for the two months ended November 30, 2009)	(232)	(68)	(135)	(203)
Gain due to effects of Plan	-	-	6,818	6,818
Gain due to fresh start accounting adjustments	-	-	5,659	5,659
Reorganization items, net	-	(3)	(121)	(124)
Loss on extinguishment of debt	(47)	-	-	-
Other income (expense), net	(1)	(3)	1	(2)
	(280)	(74)	12,222	12,148

Income before income taxes	1	8	13,114	13,122

Income tax expense	(71)	(8)	(93)	(101)

Consolidated net income (loss)	(70)	-	13,021	13,021

Less: Net income - noncontrolling interest	-	-	(306)	(306)

Net income (loss) - Charter shareholders	$(70)	$-	$12,715	$12,715

Earnings (loss) per common share - Charter shareholders:
Basic	$(0.62)	$-	$33.54

Diluted	$(0.62)	$-	$14.09

Weighted average common shares outstanding, basic	113,308,253	112,078,089	379,080,041

Weighted average common shares outstanding, diluted	113,308,253	114,346,861	902,362,926

(a) Pro forma results reflect certain sales of cable systems in 2009 and 2010 as if they occurred as of January 1, 2009. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions or acquisitions of assets because those transactions did not significantly impact Charter's revenue and operating costs and expenses. However, all transactions completed in 2009 and 2010 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Certain prior year amounts have been reclassified to conform with the 2010 presentation, including the reflection of franchise fees, equipment rental and video customer installations revenue as video revenue, and telephone regulatory fees as telephone revenue, rather than other revenue.

(c) Operating expenses include programming, service, and advertising sales expenses.
(d) Selling, general and administrative expenses include general and administrative and marketing expenses.
December 31, 2010  Pro forma revenues, operating costs and expenses and consolidated net loss were reduced by $4 million, $3 million and $15 million, respectively, for the three months ended December 31, 2010.

December 31, 2009  Pro forma revenues, operating costs and expenses and consolidated net income were reduced by $18 million, $14 million and $3 million, respectively, for the three months ended December, 2009.

Adjusted EBITDA is a non-GAAP term. See page 10 of this addendum for the reconciliation of adjusted EBITDA to consolidated net loss as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

		Pro Forma Year Ended December 31, 2009 (a)
		Successor	Predecessor	Combined
	Successor	December 1	January 1	January 1
	Pro Forma Year Ended	through	through	through
	December 31, 2010 (a)	December 31, 2009	November 30, 2009	December 31, 2009	% Change

REVENUES:
Video (b)	$3,652	$302	$3,333	$3,635	0.5%
High-speed Internet	1,596	126	1,338	1,464	9.0%
Telephone (b)	822	65	684	749	9.7%
Commercial	490	39	402	441	11.1%
Advertising sales	289	21	225	246	17.5%
Other (b)	154	13	132	145	6.2%
Total revenues	7,003	566	6,114	6,680	4.8%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (c)	3,033	243	2,627	2,870	5.7%
Selling, general and administrative (excluding stock
compensation expense) (d)	1,383	114	1,221	1,335	3.6%
Operating costs and expenses	4,416	357	3,848	4,205	5.0%

Adjusted EBITDA	2,587	209	2,266	2,475	4.5%

Adjusted EBITDA margin	36.9%	36.9%	37.1%	37.1%

Depreciation and amortization	1,524	122	1,192	1,314
Impairment of franchises	-	-	2,163	2,163
Stock compensation expense	26	1	26	27
Other operating (income) expenses, net	22	4	(40)	(36)

Income (loss) from operations	1,015	82	(1,075)	(993)

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest
expense of $558 for the eleven months ended November 30, 2009)	(877)	(68)	(1,020)	(1,088)
Gain due to effects of Plan	-	-	6,818	6,818
Gain due to fresh start accounting adjustments	-	-	5,659	5,659
Reorganization items, net	(6)	(3)	(644)	(647)
Loss on extinguishment of debt	(85)	-	-	-
Other income (expense), net	2	(3)	(2)	(5)
	(966)	(74)	10,811	10,737

Income before income taxes	49	8	9,736	9,744

Income tax benefit (expense)	(279)	(8)	351	343

Consolidated net income (loss)	(230)	-	10,087	10,087

Less: Net loss - noncontrolling interest	-	-	1,265	1,265

Net income (loss) - Charter shareholders	$(230)	$-	$11,352	$11,352

Earnings (loss) per common share - Charter shareholders:
Basic	$(2.03)	$-	$29.96

Diluted	$(2.03)	$-	$12.59

Weighted average common shares outstanding, basic	113,138,461	112,078,089	378,784,231

Weighted average common shares outstanding, diluted	113,138,461	114,346,861	902,067,116

(a) Pro forma results reflect certain sales of cable systems in 2009 and 2010 as if they occurred as of January 1, 2009. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions or acquisitions of assets because those transactions did not significantly impact Charter's revenue and operating costs and expenses. However, all transactions completed in 2009 and 2010 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Certain prior year amounts have been reclassified to conform with the 2010 presentation, including the reflection of franchise fees, equipment rental and video customer installations revenue as video revenue, and telephone regulatory fees as telephone revenue, rather than other revenue.

(c) Operating expenses include programming, service, and advertising sales expenses.
(d) Selling, general and administrative expenses include general and administrative and marketing expenses.
December 31, 2010  Pro forma revenues, operating costs and expenses and consolidated net loss were reduced by $56 million, $44 million and $7 million, respectively, for the year ended December 31, 2010.

December 31, 2009  Pro forma revenues, operating costs and expenses and consolidated net income were reduced by $75 million, $57 million and $14 million, respectively, for the year ended December, 2009.

Adjusted EBITDA is a non-GAAP term. See page 11 of this addendum for the reconciliation of adjusted EBITDA to consolidated net loss as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	December 31,	December 31,
	2010	2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4	$709
Restricted cash and cash equivalents	28	45
Accounts receivable, net of allowance for doubtful accounts	247	248
Prepaid expenses and other current assets	47	69
Total current assets	326	1,071

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	6,819	6,833
Franchises	5,257	5,272
Customer relationships, net	2,000	2,335
Goodwill	951	951
Total investment in cable properties, net	15,027	15,391

OTHER NONCURRENT ASSETS	354	196

Total assets	$15,707	$16,658

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,049	$898
Current portion of long-term debt	-	70
Total current liabilities	1,049	968

LONG-TERM DEBT	12,306	13,252

OTHER LONG-TERM LIABILITIES	874	520

SHAREHOLDERS' EQUITY:
Charter shareholders' equity	1,478	1,916
Noncontrolling interest	-	2
Total shareholders' equity	1,478	1,918

Total liabilities and shareholders' equity	$15,707	$16,658

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

		Three Months Ended December 31, 2009
	Successor	Successor	Predecessor	Combined
	Three Months	December 1	October 1	October 1
	Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(85)	$2	$13,022	$13,024
Adjustments to reconcile net income (loss) to net cash flows from operating activities:				-
Depreciation and amortization	390	122	217	339
Impairment of franchises	-	-	(691)	(691)
Noncash interest expense	20	5	7	12
Gain due to effects of Plan	-	-	(6,818)	(6,818)
Gain due to fresh start accounting adjustments	-	-	(5,659)	(5,659)
Noncash reorganization items, net	-	-	15	15
Loss on extinguishment of debt	46	-	-	-
Deferred income taxes	83	7	93	100
Other, net	14	3	3	6
Changes in operating assets and liabilities, net of effects from dispositions				-
Accounts receivable	(7)	26	(63)	(37)
Prepaid expenses and other assets	7	2	1	3
Accounts payable, accrued expenses and other	21	16	(699)	(683)
Payment of deferred management fees - related party	-	-	(25)	(25)
Net cash flows from operating activities	489	183	(597)	(414)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(261)	(108)	(207)	(315)
Change in accrued expenses related to capital expenditures	15	-	8	8
Purchase of CC VIII, LLC interest	-	-	(150)	(150)
Other, net	38	(3)	(3)	(6)
Net cash flows from investing activities	(208)	(111)	(352)	(463)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	358	-	1,614	1,614
Repayments of long-term debt	(1,282)	(17)	(1,002)	(1,019)
Payments for debt issuance costs	-	-	(39)	(39)
Purchase of treasury stock	(6)	-	-	-
Other, net	(1)	-	-	-
Net cash flows from financing activities	(931)	(17)	573	556

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(650)	55	(376)	(321)
CASH AND CASH EQUIVALENTS, beginning of period	682	699	1,075	1,075
CASH AND CASH EQUIVALENTS, end of period	$32	$754	$699	$754

CASH PAID FOR INTEREST	$174	$4	$411	$415

NONCASH TRANSACTIONS:
Liabilities subject to compromise discharged at emergence	$-	$-	$7,829	$7,829

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

		Year Ended December 31, 2009
		Successor	Predecessor	Combined
	Successor	December 1	January 1	January 1
	Year Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(237)	$2	$10,099	$10,101
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	1,524	122	1,194	1,316
Impairment of franchises	-	-	2,163	2,163
Noncash interest expense	74	5	42	47
Gain due to effects of Plan	-	-	(6,818)	(6,818)
Gain due to fresh start accounting adjustments	-	-	(5,659)	(5,659)
Noncash reorganization items, net	-	-	170	170
Loss on extinguishment of debt	81	-	-	-
Deferred income taxes	287	7	(358)	(351)
Other, net	34	3	35	38
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	-	26	(52)	(26)
Prepaid expenses and other assets	22	2	(36)	(34)
Accounts payable, accrued expenses and other	126	16	(344)	(328)
Payment of deferred management fees - related party	-	-	(25)	(25)
Net cash flows from operating activities	1,911	183	411	594

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,209)	(108)	(1,026)	(1,134)
Change in accrued expenses related to capital expenditures	8	-	(10)	(10)
Purchase of CC VIII, LLC interest	-	-	(150)	(150)
Other, net	31	(3)	(7)	(10)
Net cash flows from investing activities	(1,170)	(111)	(1,193)	(1,304)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Rights Offering	-	-	1,614	1,614
Borrowings of long-term debt	3,115	-	-	-
Repayments of long-term debt	(4,352)	(17)	(1,054)	(1,071)
Repayment of preferred stock	(138)	-	-	-
Payments for debt issuance costs	(76)	-	(39)	(39)
Purchase of treasury stock	(6)	-	-	-
Other, net	(6)	-	-	-
Net cash flows from financing activities	(1,463)	(17)	521	504

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(722)	55	(261)	(206)
CASH AND CASH EQUIVALENTS, beginning of period	754	699	960	960
CASH AND CASH EQUIVALENTS, end of period	$32	$754	$699	$754

CASH PAID FOR INTEREST	$735	$4	$1,096	$1,100

NONCASH TRANSACTIONS:
Liabilities subject to compromise discharged at emergence	$-	$-	$7,829	$7,829

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual	Pro Forma
	December 31,	September 30,	December 31,
	2010 (a)	2010 (a)	2009 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,278,400	4,340,900	4,492,700
Multi-dwelling (bulk) and commercial unit customers (c)	242,000	246,800	254,600
Total basic video customers	4,520,400	4,587,700	4,747,300

Non-video customers (b)	585,700	558,200	487,800
Total customer relationships (d)	5,106,100	5,145,900	5,235,100

Pro forma average monthly revenue per basic video customer (e)	$130.28	$126.67	$118.07
Pro forma average monthly video revenue per basic video customer (f)	$70.39	$69.25	$66.49

Residential bundled penetration (g)	60.9%	60.2%	57.2%

Revenue Generating Units:
Basic video customers (b) (c)	4,520,400	4,587,700	4,747,300
Digital video customers (h)	3,363,200	3,344,000	3,180,700
Residential high-speed Internet customers (i)	3,246,100	3,214,400	3,039,400
Residential telephone customers (j)	1,717,000	1,686,200	1,554,300
Total revenue generating units (k)	12,846,700	12,832,300	12,521,700

Total Video Services:
Estimated homes passed (l)	11,768,800	11,741,800	11,584,100
Basic video customers (b)(c)	4,520,400	4,587,700	4,747,300
Estimated penetration of basic homes passed (b) (c) (l) (m)	38.4%	39.1%	41.0%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(67,300)	(63,100)	(55,900)

Digital video customers (h)	3,363,200	3,344,000	3,180,700
Digital penetration of basic video customers (b) (c) (h) (o)	74.4%	72.9%	67.0%
Digital set-top terminals deployed	5,038,100	4,985,800	4,732,900
Pro forma digital video customers quarterly net gain (h) (n)	19,200	42,000	42,900

High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,404,000	11,380,300	11,221,900
Residential high-speed Internet customers (i)	3,246,100	3,214,400	3,039,400
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	28.5%	28.2%	27.1%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$41.72	$41.95	$41.46
Pro forma high-speed Internet customers quarterly net gain (i) (n)	31,700	50,700	51,300

Telephone Services:
Estimated telephone homes passed (l)	10,565,800	10,507,000	10,298,100
Residential telephone customers (j)	1,717,000	1,686,200	1,554,300
Estimated penetration of telephone homes passed (i) (l) (m)	16.3%	16.0%	15.1%
Pro forma average monthly telephone revenue per telephone customer (f)	$41.29	$41.45	$42.54
Pro forma telephone customers quarterly net gain (j) (n)	30,800	29,900	56,200

Pro forma operating statistics reflect the sales and acquisitions of cable systems in 2009 and 2010 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions or acquisitions of assets because those transactions did not significantly impact Charter's revenue and operating costs and expenses. However, all transactions completed in 2009 and 2010 have been reflected in the operating statistics.

At September 30, 2010, actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 4,652,700, 3,379,300, 3,238,700, and 1,688,000, respectively.

At December 31, 2009, actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 4,824,000, 3,218,100, 3,062,300, and 1,556,000, respectively.

See footnotes to unaudited summary of operating statistics on page 9 of this addendum.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

(a) We calculate the aging of customer accounts based on the monthly billing cycle for each account.  On that basis, at December 31, 2010, September 30, 2010 and December 31, 2009, customers include approximately 15,700, 14,400, and 25,900 persons, respectively, whose accounts were over 60 days past due in payment, approximately 1,800, 1,900, and 3,500 persons, respectively, whose accounts were over 90 days past due in payment and approximately 1,000, 1,100, and 2,200 persons, respectively, whose accounts were over 120 days past due in payment.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 585,700, 558,200,  and 487,800 customer relationships at December 31, 2010, September 30, 2010, and December 31, 2009, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (EBU) basis.  EBUs are calculated by dividing the bulk price charged to accounts in an area by the published rate charged to non-bulk residential customers in that market for the comparable tier of service.  This EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and is consistent with the methodology used by other multiple system operators (MSOs).  As we increase our published video rates to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by the publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled penetration" represents the percentage of residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled penetration" does not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At December 31, 2010, September 30, 2010,  and December 31, 2009 approximately 2,805,600, 2,797,400, and 2,687,400 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

.
(j)  "Residential telephone customers" represent those residential customers who subscribe to our telephone service.  As of December 31, 2010, September 30, 2010, and December 31, 2009 approximately 1,674,600, 1,645,100, and 1,506,700 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.    This statistic is computed in accordance with the guidelines of the NCTA.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

		Actual Three Months Ended December 31, 2009
	Successor	Successor	Predecessor	Combined
	Actual Three	December 1	October 1	October 1
	Months Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009

Consolidated net income (loss)	$(85)	$2	$13,022	$13,024
Plus: Interest expense, net	232	68	135	203
Income tax expense	84	8	93	101
Depreciation and amortization	390	122	217	339
Impairment of franchises	-	-	(691)	(691)
Stock compensation expense	9	1	3	4
(Gain) loss due to bankruptcy related items (b)	-	3	(12,356)	(12,353)
Loss on extinguishment of debt	47	-	-	-
Other, net	7	7	(1)	6

Adjusted EBITDA (c)	684	211	422	633
Less: Purchases of property, plant and equipment	(261)	(108)	(207)	(315)

Adjusted EBITDA less capital expenditures	$423	$103	$215	$318

Net cash flows from operating activities	$489	$183	$(597)	$(414)
Less: Purchases of property, plant and equipment	(261)	(108)	(207)	(315)
Change in accrued expenses related to capital expenditures	15	-	8	8

Free cash flow	$243	$75	$(796)	$(721)

		Pro Forma Three Months Ended December 31, 2009 (a)
	Successor	Successor	Predecessor	Combined
	Pro Forma Three	December 1	October 1	October 1
	Months Ended	through	through	through
	December 31, 2010 (a)	December 31, 2009	November 30, 2009	December 31, 2009

Consolidated net income (loss)	$(70)	$-	$13,021	$13,021
Plus: Interest expense, net	232	68	135	203
Income tax expense	71	8	93	101
Depreciation and amortization	390	122	216	338
Impairment of franchises	-	-	(691)	(691)
Stock compensation expense	9	1	3	4
(Gain) loss due to bankruptcy related items (b)	-	3	(12,356)	(12,353)
Loss on extinguishment of debt	47	-	-	-
Other, net	4	7	(1)	6

Adjusted EBITDA (c)	683	209	420	629
Less: Purchases of property, plant and equipment	(261)	(107)	(206)	(313)

Adjusted EBITDA less capital expenditures	$422	$102	$214	$316

Net cash flows from operating activities	$488	$181	$(599)	$(418)
Less: Purchases of property, plant and equipment	(261)	(107)	(206)	(313)
Change in accrued expenses related to capital expenditures	15	-	8	8

Free cash flow	$242	$74	$(797)	$(723)

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2009 and 2010 as if they occurred as of January 1, 2009.
(b) Represents the aggregate of gain due to effects of Plan, gain due to fresh start accounting adjustments and reorganizations items, net as presented on the statements of operations.
(c) See page 1 and 3 of this addendum for detail of the components included within adjusted EBITDA.
The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

		Actual Year Ended December 31, 2009
		Successor	Predecessor	Combined
	Successor	December 1	January 1	January 1
	Actual Year Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009

Consolidated net income (loss)	$(237)	$2	$10,099	$10,101
Plus: Interest expense, net	877	68	1,020	1,088
Income tax (benefit) expense	295	8	(351)	(343)
Depreciation and amortization	1,524	122	1,194	1,316
Impairment of franchises	-	-	2,163	2,163
Stock compensation expense	26	1	26	27
(Gain) loss due to bankruptcy related items (b)	6	3	(11,833)	(11,830)
Loss on extinguishment of debt	85	-	-	-
Other, net	23	7	(36)	(29)

Adjusted EBITDA (c)	2,599	211	2,282	2,493
Less: Purchases of property, plant and equipment	(1,209)	(108)	(1,026)	(1,134)

Adjusted EBITDA less capital expenditures	$1,390	$103	$1,256	$1,359

Net cash flows from operating activities	$1,911	$183	$411	$594
Less: Purchases of property, plant and equipment	(1,209)	(108)	(1,026)	(1,134)
Change in accrued expenses related to capital expenditures	8	-	(10)	(10)

Free cash flow	$710	$75	$(625)	$(550)

		Pro Forma Year Ended December 31, 2009 (a)
		Successor	Predecessor	Combined
	Successor	December 1	January 1	January 1
	Pro Forma Year Ended	through	through	through
	December 31, 2010 (a)	December 31, 2009	November 30, 2009	December 31, 2009

Consolidated net income (loss)	$(230)	$-	$10,087	$10,087
Plus: Interest expense, net	877	68	1,020	1,088
Income tax (benefit) expense	279	8	(351)	(343)
Depreciation and amortization	1,524	122	1,192	1,314
Impairment of franchises	-	-	2,163	2,163
Stock compensation expense	26	1	26	27
(Gain) loss due to bankruptcy related items (b)	6	3	(11,833)	(11,830)
Loss on extinguishment of debt	85	-	-	-
Other, net	20	7	(38)	(31)

Adjusted EBITDA (c)	2,587	209	2,266	2,475
Less: Purchases of property, plant and equipment	(1,203)	(107)	(1,019)	(1,126)

Adjusted EBITDA less capital expenditures	$1,384	$102	$1,247	$1,349

Net cash flows from operating activities	$1,899	$181	$395	$576
Less: Purchases of property, plant and equipment	(1,203)	(107)	(1,019)	(1,126)
Change in accrued expenses related to capital expenditures	8	-	(10)	(10)

Free cash flow	$704	$74	$(634)	$(560)

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2009 and 2010 as if they occurred as of January 1, 2009.
(b) Represents the aggregate of gain due to effects of Plan, gain due to fresh start accounting adjustments and reorganizations items, net as presented on the statements of operations.
(c) See page 2 and 4 of this addendum for detail of the components included within adjusted EBITDA.
The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

		Three Months Ended December 31, 2009
	Successor	Successor	Predecessor	Combined
	Three Months	December 1	October 1	October 1
	Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009

Customer premise equipment (a)	$106	$38	$95	$133
Scalable infrastructure (b)	52	30	45	75
Line extensions (c)	29	7	14	21
Upgrade/Rebuild (d)	1	1	7	8
Support capital (e)	73	32	46	78

Total capital expenditures	$261	$108	$207	$315

		Year Ended December 31, 2009
		Successor	Predecessor	Combined
	Successor	December 1	January 1	January 1
	Year Ended	through	through	through
	December 31, 2010	December 31, 2009	November 30, 2009	December 31, 2009

Customer premise equipment (a)	$543	$38	$555	$593
Scalable infrastructure (b)	311	30	186	216
Line extensions (c)	90	7	63	70
Upgrade/Rebuild (d)	21	1	27	28
Support capital (e)	244	32	195	227

Total capital expenditures	$1,209	$108	$1,026	$1,134

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs and customer premise equipment (e.g., set-top boxes and cable modems).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

(f) Total capital expenditures includes $52 million and $29 million of capital expenditures related to commercial services for the three months ended December 31, 2010 and 2009, respectively, and $138 million and $83 million for the year ended December 31, 2010 and 2009, respectively.

Addendum to Charter Communications, Inc. Fourth Quarter 2010 Earnings Release